Exhibit (16)(b)

POWER OF ATTORNEY

I, the undersigned trustee of GMO Trust, a Massachusetts business trust, hereby constitute and appoint each of Douglas Y. Charton, Kevin M. O’Brien, and Megan Bunting singly my true and lawful attorney, with full power to him/her to sign for me, and in my name and in the capacity indicated below, the Registration Statement on Form N-14 of GMO Trust and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Witness my hand on the date set forth below.

Signature	Title	Date

/s/ Carolyn Haley	Trustee	September 27, 2021
Name: Carolyn Haley